                                                                    EXHIBIT 99.8
Equifax Inc.
Exhibit 99.8 to Form 10-K  CORE BUSINESS RESULTS OF OPERATIONS

Information in this Exhibit 99.8 is provided to give further clarification as to reconciling items between Equifax's "As Reported" results from continuing operations and its "Core Business" results from continuing operations, as discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations. Information reported in this Exhibit excludes the discontinued operations of Certegy (see Note 2 of Notes to Consolidated Financial Statements).

In October 2001, the Company divested its City Directory business and, in the fourth quarter of 2000, sold its global risk management and U.K. vehicle information businesses. The operating results of these businesses have been classified as Divested Operations for segment reporting purposes (see Note 4 of Notes to Consolidated Financial Statements).

In the fourth quarter of 2001, the Company recorded restructuring and other charges in connection with efforts to properly size and configure its post-spin business and to align the cost structure in international operations. The charge totaled $60.4 million ($35.3 million after tax or $0.25 per diluted share) and consisted of $37.2 million for employee severance and facilities consolidation and $23.2 million to write down several technology investments (see Note 5 of Notes to Consolidated Financial Statements).

The Company's "Core Business" operating results have been adjusted to exclude the impacts of Divested Operations and the 2001 restructuring and other charges. Management believes the "Core Business" results are more useful in analyzing the underlying business by providing a consistent comparison of the Company's historical operating performance. Three year summaries of "As Reported" results, referenced reconciling adjustments, and "Core Business" results are presented on page 2 of this Exhibit. The referenced reconciling adjustments are then discussed in more detail on page 3 of this Exhibit.


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Equifax Inc.
Exhibit 99.8 to Form 10-K    CORE BUSINESS RESULTS OF OPERATIONS

The following schedule provides consolidated statements of income for the continuing operations of the Company (which excludes Certegy) for "As Reported" results, "Core Business" results, and a summary of reconciling adjustments between the two sets of statements:

(In millions, except per share amounts)                                        AS REPORTED RESULTS:
-------------------------------------------------------------------------------------------------------------------
Year Ended December 31                                               2001               2000               1999
-------------------------------------------------------------------------------------------------------------------
Operating revenue                                                   $1,139.0           $1,189.2           $1,092.7
                                                             ----------------   ----------------   ----------------

Costs and expenses:
   Operating costs and expenses                                        824.8              880.6              806.4
   Restructuring and other charges (Note 5)                             60.4                  -                  -
                                                             ----------------   ----------------   ----------------
          Total costs and expenses                                     885.2              880.6              806.4
                                                             ----------------   ----------------   ----------------
Operating income                                                       253.8              308.6              286.3
   Other income (expense), net                                          (1.2)               3.7               10.8
   Interest expense                                                    (47.8)             (55.8)             (42.2)
   Minority interests in earnings                                       (2.2)              (7.1)              (7.3)
                                                             ----------------   ----------------   ----------------
Income from continuing operations before income taxes                  202.6              249.4              247.6
   Provision for income taxes                                          (85.3)            (108.3)             (99.9)
                                                             ----------------   ----------------   ----------------
Income from continuing operations                                     $117.3             $141.1             $147.7
                                                             ================   ================   ================
Per common share (diluted):
   Income from continuing operations                                   $0.84              $1.04              $1.06
                                                             ===============    ================   ================
Shares used in computing diluted earnings per share                    139.0              136.0              139.6
                                                             ================   ================   ================

                                                                           RECONCILING ADJUSTMENTS
 (In millions)                                                            TO CORE BUSINESS RESULTS:
-------------------------------------------------------------------------------------------------------------------
Year Ended December 31                             REF #          2001               2000               1999
-------------------------------------------------------------------------------------------------------------------
Operating revenue                                    1               $(29.2)           $(162.0)           $(175.7)
                                                             ----------------   ----------------   ----------------

Costs and expenses:
   Operating costs and expenses                                       (32.8)            (153.0)            (156.8)
   Restructuring and other charges (Note 5)                           (60.4)                 -                  -
                                                             ----------------   ----------------   ----------------
          Total costs and expenses                                    (93.2)            (153.0)            (156.8)
                                                             ----------------   ----------------   ----------------
Operating income                                     2                 64.0               (9.0)             (18.9)
   Other income (expense), net                       3                  5.9                7.4                0.2
   Interest expense                                  4                    -                7.5                9.3
   Minority interests in earnings                    5                 (1.0)                 -                  -
                                                             ----------------   ----------------   ----------------
Income from continuing operations
   before income taxes                                                 68.9                5.9               (9.4)

   Provision for income taxes                        6                (26.5)               3.2                1.8
                                                             ----------------   ----------------   ----------------
Income from continuing operations                                    $ 42.4             $  9.1            $  (7.6)
                                                             ================   ----------------   ----------------


(In millions, except per share amounts)                                         CORE BUSINESS RESULTS:
-------------------------------------------------------------------------------------------------------------------
Year Ended December 31                                               2001               2000               1999
-------------------------------------------------------------------------------------------------------------------
Operating revenue                                                   $1,109.8           $1,027.2             $917.0
                                                             ----------------   ----------------   ----------------

Costs and expenses:
   Operating costs and expenses                                        792.0              727.6              649.6
   Restructuring and other charges (Note 5)                                -                  -                  -
                                                             ----------------   ----------------   ----------------
          Total costs and expenses                                     792.0              727.6              649.6
                                                             ----------------   ----------------   ----------------
Operating income                                                       317.8              299.6              267.4
   Other income (expense), net                                           4.7               11.1               11.0
   Interest expense                                                    (47.8)             (48.3)             (32.9)
   Minority interests in earnings                                       (3.2)              (7.1)              (7.3)
                                                             ----------------   ----------------   ----------------
Income from continuing operations before income taxes                  271.5              255.3              238.2
   Provision for income taxes                                         (111.8)            (105.1)             (98.1)
                                                             ----------------   ----------------   ----------------
Income from continuing operations                                     $159.7             $150.2             $140.1
                                                             ================   ================   ================

Per common share (diluted):
   Income from continuing operations                                   $1.15              $1.10              $1.00
                                                             ================   ================   ================
Shares used in computing diluted earnings per share                    139.0              136.0              139.6
                                                             ================   ================   ================



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Equifax Inc.
Exhibit 99.8 to Form 10-K   CORE BUSINESS RESULTS OF OPERATIONS

The reconciling adjustments referenced on page 2 are described below:

1 Core Business operating revenue has been adjusted to exclude the results of the Divested Operations as follows:

-------------------------------------------------------------------------------------------------------------------
(In millions)                                                           2001               2000               1999
-------------------------------------------------------------------------------------------------------------------
City Directory                                                          $(29.2)           $(28.7)           $     -
Risk management businesses                                                   -            (110.6)            (148.5)
Vehicle information business                                                 -             (22.7)             (27.2)
                                                                   ------------       -----------        -----------
                                                                        $(29.2)          $(162.0)           $(175.7)
                                                                   ============       ===========        ===========


2 Core Business operating income has been adjusted to exclude the results of the Divested Operations, as well as the $60.4 million restructuring and other charges (see Note 5 of Notes to Consolidated Financial Statements) as follows (operating losses below are shown unbracketed):

---------------------------------------------------------------------------------------------------------------------
  (In millions)                                                          2001               2000               1999
---------------------------------------------------------------------------------------------------------------------
  City Directory                                                         $ 3.6            $  4.8             $    -
  Risk management businesses                                                 -             (16.1)             (20.1)
  Vehicle information business                                               -               2.3                1.2
  Restructuring and other charges                                         60.4                 -                  -
                                                                   ------------       -----------        -----------
                                                                         $64.0            $ (9.0)            $(18.9)
                                                                   ============       ===========        ===========

3 Core Business other income (expense), net has been adjusted for the following items related to Divested Operations:

---------------------------------------------------------------------------------------------------------------------
  (In millions)                                                           2001               2000               1999
---------------------------------------------------------------------------------------------------------------------
 Exclude the loss on sale of:
     City Directory                                                       $5.8              $   -              $   -
     Risk management businesses                                              -                1.9                  -
     Vehicle information business                                            -                2.3                  -
  Exclude the gain on sale of 3 risk management offices                      -                  -               (4.1)
  Adjust interest income for the $41 million note proceeds
     received on the sale of one of the businesses divested
     in 2000, as if the note had been received January 1, 1999               -                3.4                4.5
  Exclude other income (expense), net of the
     Divested Operations businesses                                        0.1               (0.2)              (0.2)
                                                                   ------------       ------------       ------------
                                                                          $5.9              $ 7.4              $ 0.2
                                                                   ============       ============       ============

4 Core Business interest expense has been adjusted for the following items related to Divested Operations:

---------------------------------------------------------------------------------------------------------------------
  (In millions)                                                          2001                2000              1999
---------------------------------------------------------------------------------------------------------------------
  Adjust interest expense to reflect using the cash proceeds from the sale of the risk management businesses to
     reduce debt, as if those proceeds had been received
     January 1, 1999                                                      $  -              $ 5.0              $ 6.8
  Adjust interest expense to reflect using the cash
     proceeds from the sale of the vehicle information
     business to reduce debt, as if those proceeds had
     been received January 1, 1999                                           -                2.5                2.5
                                                                   ------------       ------------       ------------
                                                                          $  -              $ 7.5              $ 9.3
                                                                   ============       ============       ============

5 Core Business minority interests in earnings has been adjusted by $1.0 million to exclude the impact that the $60.4 million restructuring and other charges had on businesses that are not fully owned by the Company, since that item has been excluded from Core Business operating income as noted in REF #2 above.

6 Core Business provision for income taxes has been adjusted to reflect the impact of the previously discussed adjustments.



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